UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549


                                FORM 8-K

                             CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):      August 30, 2005
                                                 -------------------------


                              HASBRO, INC.
                          --------------------
         (Exact name of registrant as specified in its charter)



 RHODE ISLAND                    1-6682                    05-0155090
--------------                ------------             -------------------
  (State of                   (Commission                 (IRS Employer
Incorporation)                File Number)             Identification No.)



1027 NEWPORT AVE., PAWTUCKET, RHODE ISLAND                   02862
------------------------------------------             -------------------
 (Address of Principal Executive Offices)                  (Zip Code)


                             (401) 431-8697
                     -------------------------------
           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 1.01  Entry into a Material Definitive Agreement.


     Effective on August 30, 2005 Hasbro, Inc. ("Hasbro" or the "Company") entered into a Chairmanship Agreement (the "Agreement") with Alan G. Hassenfeld. Mr. Hassenfeld has served as an employee of Hasbro for 35 years, most recently serving as an employee Chairman of the Board of Directors since 1989. Mr. Hassenfeld is also a greater than five percent shareholder of Hasbro. The Agreement provides for Mr. Hassenfeld's transition from an employee Chairman of the Board to a non-employee Chairman of the Board. Pursuant to the Agreement, Mr. Hassenfeld will continue to serve as an employee Chairman of Hasbro until December 31, 2005
(the "Transition Date").   During this period, Mr. Hassenfeld will continue
to receive his current salary ($1,000,000 annualized) and other employee benefits. Mr. Hassenfeld will also remain eligible to receive a management bonus for 2005, any such bonus award being made in the sole discretion of the Company's Compensation and Stock Option Committee.

     On the Transition Date, Mr. Hassenfeld will cease to be an employee of the Company and his employee salary, bonus and other employee benefits will cease, provided that Mr. Hassenfeld will retain all of his vested retirement benefits provided under Hasbro's retirement plans, as well as all other retirement benefits generally made available to retired employees under other plans and programs. Following the Transition Date, Mr. Hassenfeld will serve as the non-employee Chairman of the Board for an initial three-year term beginning January 1, 2006 and ending on December 31, 2008 (the "Chairmanship Period"). Thereafter, Mr. Hassenfeld's agreement is subject to renewal for additional one-year periods unless he or the Board provide notice of the intent not to renew at least six months prior to the end of the then current term. Mr. Hassenfeld's continued service as the non-employee Chairman of the Board will be contingent upon his annual reelection to the Board of Directors by the Company's shareholders.

     During the Chairmanship Period, the Chairman shall provide leadership to the Board by, among other things, working with the Chief Executive Officer, the Presiding Director and the Corporate Secretary to set Board calendars, determine agendas for Board meetings, ensure proper flow of information to Board members, facilitate effective operation of the Board and its Committees, help promote Board succession planning and the recruitment and orientation of new directors, address issues of director performance, assist in consideration and Board adoption of the Company's strategic plan and annual operating plans, and help promote senior management succession planning. In addition, the Chairman will assist the Company's Chief Executive Officer by advising on Board-related issues, helping to develop programs and actions to reinforce Hasbro's core values, providing leadership in the development of the Company's corporate social responsibility strategy, acting as a Company spokesperson on issues of corporate social responsibility, and representing the Company at industry conferences, as appropriate.

     Mr. Hassenfeld will receive a retainer during the Chairmanship Period of $300,000 per year (the "Chairmanship Retainer") and will be eligible to receive Board meeting fees, equity grants and such other benefits (excluding the general non-employee Board retainer, which Mr. Hassenfeld will not receive) as may be provided from time to time to the other non-employee members of the Company's Board of Directors. During the Chairmanship Period Mr. Hassenfeld will also be provided with an office, support services and expense reimbursement pursuant to an agreed budget.

     As of the Transition Date, Mr. Hassenfeld will be eligible to begin receiving a retirement pension benefit payable in regular monthly
installments during his remaining lifetime.    This annual pension benefit,
payable in a single-life annuity, will be $814,500 a year until Mr. Hassenfeld reaches the age of 65. Thereafter, the annual pension benefit will be $796,800. These pension benefit payments include all pension benefits previously accrued by Mr. Hassenfeld as an employee of the Company. In the event of Mr. Hassenfeld's death, the pension benefits described in the preceding sentences would be payable in an actuarially equivalent joint and survivor form to Mr. Hassenfeld's spouse. In addition, by virtue of his ongoing service as Chairman of the Board, Mr. Hassenfeld's outstanding stock options will continue to vest, in accordance with their terms, during the time that Mr. Hassenfeld serves as a non-employee Chairman.

     In the event that Mr. Hassenfeld's service as a non-employee Chairman ends due to his resignation, death, disability, or failure to be reelected to the Board by the Company's shareholders, or in the event that Hasbro terminates Mr. Hassenfeld's service as Chairman for Cause (as defined in the Agreement), Mr. Hassenfeld's compensation as a non-employee Chairman, including the Chairmanship Retainer and any additional compensation provided to non-employee directors, would cease immediately. If Mr. Hassenfeld's service as Chairman is terminated by Hasbro without Cause during the Chairmanship Period, Mr. Hassenfeld would be entitled to receive the Chairmanship Retainer payable for the remaining time of the Chairmanship Period. In the case of termination resulting from disability, failure to be reelected, or without Cause by Hasbro, Mr. Hassenfeld would continue to receive his retirement benefits described above as well.

     The Agreement contains certain post-Chairmanship restrictions on Mr. Hassenfeld, including a two-year non-competition agreement and provisions protecting Hasbro's confidential information. The Agreement also provides that Mr. Hassenfeld retains, until December 31, 2005, any benefits to which he may become entitled under his existing Change in Control agreement.

     A copy of the August 30, 2005 press release, announcing the January 1, 2006 retirement of Mr. Hassenfeld as an employee of the Company, is attached to this report as Exhibit 99.

Item 9.01  Financial Statements and Exhibits

     (c)  Exhibits

     99 Press Release, dated August 30, 2005, of Hasbro, Inc.



                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     HASBRO, INC.
                                     ------------
                                     (Registrant)


Date: August 30, 2005           By:  /s/ Alfred J. Verrecchia
                                     --------------------------
                                     Alfred J. Verrecchia
                                     President and Chief Executive Officer
                                     (Duly Authorized Officer)




                               Hasbro, Inc.
                        Current Report on Form 8-K
                           Dated August 30, 2005


                               Exhibit Index


Exhibit
No.

99        Press Release, Dated August 30, 2005, of Hasbro, Inc.